Exhibit 99.3

FOR IMMEDIATE RELEASE	CONTACT:	Kristin Brown
Redwood Trust, Inc.		Investor Relations
Monday, November 6, 2017		(415) 384-3805

REDWOOD TRUST DECLARES $0.28 PER SHARE DIVIDEND
FOR THE FOURTH QUARTER OF 2017

MILL VALLEY, CA – Monday, November 6, 2017 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a fourth quarter regular dividend of $0.28 per share. The fourth quarter 2017 dividend is payable on December 28, 2017 to stockholders of record on December 15, 2017.
"The payment of regular dividends remains a priority for Redwood. Our fourth quarter dividend will mark our 74th consecutive quarterly dividend,” said Marty Hughes, Redwood's Chief Executive Officer.
For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.